CREDIT  :  GROUP
SUISSE  :

PRESENTATION

INTRODUCTION

COMBINATION WITH DONALDSON, LUFKIN & JENRETTE

o OVERVIEW

o DONALDSON, LUFKIN & JENRETTE

o STRATEGIC FIT

o TRANSACTION SUMMARY

o FINANCIALS


2000 INTERIM RESULTS

o CONSOLIDATED RESULTS FIRST HALF 2000

o BUSINESS UNIT RESULTS

o PRIORITIES / OUTLOOK

o SUPPLEMENTS

--------------------------------------------------------------------------------
CREDIT  :  GROUP                                                         Slide 1
SUISSE  :

INTRODUCTION

o Major strategic move to expand our investment banking and asset management business through the combination with Donaldson, Lufkin & Jenrette

o Announce strong first half 2000 results reflecting strong growth and strategic progress of all BUs

         o CHF 3,610 m net profit

         o 21% ROE


--------------------------------------------------------------------------------
CREDIT  :  GROUP                                                         Slide 2
SUISSE  :

COMBINATION WITH
DONALDSON, LUFKIN & JENRETTE

o Combination of Donaldson, Lufkin & Jenrette Inc. ("DLJ") and CSG to create a powerful global investment bank and significantly expand CSG's asset gathering activities in the U.S.

o Excellent strategic and business fit for both investment banking and asset gathering strategies at CSG

o   USD 90.00 per share; total consideration of USD 11.5 bn (CHF 19.6 bn)

         o Consideration 50% CSG stock, 50% cash

o Neutral to cash EPS (pre-goodwill) in 2001 and neutral to post-goodwill EPS in 2002, accretive thereafter

o   Transaction expected to close by year-end 2000

--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                                Slide 3

FIT WITH CSG'S CORE STRATEGIES


     Financial Intermediation                          Asset Gathering
------------------------------------          ----------------------------------

>  Combination creates a more                 >  High Net Worth, brokerage and
   powerful "Bulge Bracket"                      asset management
   investment bank
                                              >  Major online broker
>  Fills key strategic gaps
                                              >  Technology driven transaction
>  Adds a strong franchise with high             processing, custody and
   quality personnel and excellent               correspondent network business
   corporate culture

>  Premier private equity business

Investment        Private Equity        HNW &                   Securities
 Banking                                Direct Banking          Processing

--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                                Slide 4

DLJ OVERVIEW

Core             > Investment Banking           > HNW & Direct Banking
Activities       > Private Equity               > Securities Processing

                                       Donaldson Lufkin & Jenrette Inc.

Divisions             Banking                   Equities                   Fixed Income             Financial Services
                 o M&A, restructuring         o Research                 o High-yield               o Asset management
                   advisory                   o Sales & trading          o Senior bank debt         o Private banking
                 o Debt, equity & high        o Equity derivatives       o Investment grade         o Direct brokerage
                   yield underwriting           (research, sales &         corporate bonds
                                                trading)                 o U.S. government          o Transaction
                 o Merchant banking /         o Distribution of            bonds                      processing
                   private equity               independent              o Real estate finance      o Custody service
                 o Principal                    research (Autranet)      o Research
                   investments

Pre-tax profit

o 1999/% total   o USD 527 m / 42%            o USD 116 m / 9%           o USD 300 m / 24%          o USD 312 m / 25%
o 5 yr CAGR      o 31%                        o 26%                      o 29%                      o 30%

AuM 06/00        o USD 12 bn                                                                        o USD 108 bn


--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                                Slide 5

DLJ FINANCIAL PERFORMANCE

Net Revenues                                Net Income
------------------------------------------  ------------------------------------
USD m                                       USD m

                 +29% p.a.                               +36% p.a.
2'007  2'794  3'487  3'951  5'556   6'431   179   291   408   371    601    721
-----------------------------------------   ------------------------------------
'95    '96    '97    '98    '99     LTM     '95   '96   '97   '98    '99     LTM



Return on Equity                                 Assets under Management
------------------------------------------  ------------------------------------
                                            USD bn

                                                         +47% p.a.
17%    21%    24%    17%    19%     21%      21    32    46    63     108   120
------------------------------------------  ------------------------------------
'95    '96    '97    '98    '99     H1 00   '95   '96   '97   '98    '99   H1 00


--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                                Slide 6

                                                              Investment Banking

BANKING

o   Strong U.S. presence, especially in middle market

         o    #4 / # 1 M&A position by volume / number of transactions

         o # 1 lead manager of U.S. high-yield bonds in each of the last 7 years

o   Global M&A presence, growing European position

o   Solid Equity Capital Markets position

        Rank, market share in brackets             1998                  1999
        ------------------------------------------------------------------------
        High-yield bonds                     #1   (14.6%)           #1  (18.1%)
        Equity & equity-linked
          Global                             #5   (5.0%)            #7  (4.0%)
          Americas                           #4   (8.0%)            #6  (7.0%)
        M&A:
          Global completed                   #12  (4.8%)            #6  (13.9%)
          U.S. completed                     #15  (6.8%)            #4  (19.4%)
        ------------------------------------------------------------------------


--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                                Slide 7

                                                              Investment Banking


EQUITIES & FIXED INCOME

o   Fixed Income
         o Operations include high-yield, mortgage-backed, US governments and investment grade corporates
         o    # 1 globally in high-yield bonds
         o    Complementary MBS/CMBS business

o   Equities
         o Client driven business, covers 2,300 of world's largest institutional investors

o   Research
         o Institutional equities research ranked #6, covers more than 1,600 companies world-wide
         o    Strong ranked credit research in high-yield and investment grade


--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                                Slide 8

                                                                  Private Equity


PRIVATE EQUITY / MERCHANT BANKING

o Managed and direct investments ranging from venture capital to leveraged buyouts

o Managed funds of USD 12.4 bn at mid-year 2000, approx. USD 20 bn expected by year-end 2000

Assets                                      Recurring fees
------------------------------------------  ------------------------------------
USD bn                                      USD m

                +50% p.a.                                 +46% p.a.
3.6   7.7    7.7     9.2     12.2    20     19    27    70    82     97    127
------------------------------------------  ------------------------------------
'95   '96    '97     '98     '99     '00 P  '95   '96   '97   '98    '99   '00 P

--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                                Slide 9

FINANCIAL SERVICES


[DLJ AMG LOGO OMITTED]      o HNW / Asset Management Group

[ISG LOGO OMITTED]          o HNW / Private Banking / Investment Services Group

[DLJ direct LOGO OMITTED]   o Online Brokerage

[Pershing LOGO OMITTED]     o Securities Processing


--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 10

                                                                      HNW/Direct
                                                                         Banking


HNW ASSET                               INVESTMENT
MANAGEMENT                              SERVICES

o USD 27 bn AuM                         o Full range of investment services to
                                          HNWI investors and institutions
o Offers traditional and alternative
  investments, mutual funds,            o 450 brokers
  fiduciary services and
  institutional cash management         o 80,000+ customer accounts
                                          (average size: c. USD 580,000)
                                          (2,500+ clients above USD 1.0 m)

[DLJ AMG                                    [ISG
LOGO OMITTED] Client Assets                 LOGO OMITTED]  Client Assets
------------------------------------------  ------------------------------------
USD bn                                      USD bn

                +58% p.a.                                 +37% p.a.
3.5   5.6    12.0    17.6    27.5    27.1   12    16    22    27     46    50
------------------------------------------  ------------------------------------
'95   '96    '97     '98     '99     2Q00   '95   '96   '97   '98    '99   2Q00


--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 11

[DLJ direct LOGO OMITTED]                                             HNW/Direct
                                                                         Banking



o   Launched in 1988, now one of the world's premier online brokers

o Diversified range of investment products and services to sophisticated, self directed investors

o   USD 27 bn client assets and 1.0 million accounts

o   > 50,000 trades per day


Accounts                                    Client Assets
------------------------------------------  ------------------------------------
'000                                        USD bn

                +40% p.a.                                 +81% p.a.
207   280    390     529     795     992    1.9   2.5   4.6   8.9    21.7  27.1
------------------------------------------  ------------------------------------
'95   '96    '97     '98     '99     2Q00   '95   '96   '97   '98    '99   2Q00


--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 12

[Pershing Logo Omitted]                                               Securities
                                                                      Processing



o Comprehensive brokerage, execution, clearing, securities financing and investment services

         o More than 600 institutional customers, collectively maintaining over 3.2 million client accounts

         o    Over USD 450 bn of assets and 41.4 m transactions in 1999

o   Leadership in Internet technology through NetExchange product suite

o   iNautix provides IT / e-commerce solutions for currently 37 companies

Net Revenues                                Client Assets
------------------------------------------  ------------------------------------
USD m                                       USD bn

                +28% p.a.                                 +39% p.a.
393   505    572     730     970     1'175  116   139   182   279    407   466
------------------------------------------  ------------------------------------
'95   '96    '97     '98     '99     LTM    '95   '96   '97   '98    '99   2Q00


--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 13

STRATEGIC FIT - OVERVIEW CREDIT

CREDIT  : GROUP
SUISSE  :                                    Donaldson, Lufkin & Jenrette


          Key Businesses                               Key Businesses

   Financial        CREDIT : FIRST           Donaldson, Lufkin & Jenrette
Intermediation      SUISSE : BOSTON

                    CREDIT : FINANCIAL       [DLJ direct LOGO OMITTED]
                    SUISSE : SERVICES
                                                       [PERSHING LOGO OMITTED]
    Asset           CREDIT : ASSET
  Gathering         SUISSE : MANAGEMENT      [DLJ AMG LOGO OMITTED]

                    CREDIT : PRIVATE
                    SUISSE : BANKING                   [ISG LOGO OMITTED]


--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 14

FINANCIAL INTERMEDIATION -
INVESTMENT BANKING

                    GLOBAL    GLOBAL    GLOBAL       GLOBAL          US
                      M&A     EQUITY     DEBT      HIGH YIELD     RESEARCH

o CSFB                #4        #5       #4            #7             #5
o DLJ                 #11       #7       #4            #1             #6
o Combined
  1999                #4        #4       #3            #1             #1
o Combined
  1H00                #3        #4       #3            #1             #1
o Market
  share               30%       11%      9%            18%


                             CREATES A MORE POWERFUL
                             GLOBAL INVESTMENT BANK

--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 15

PRIVATE EQUITY

o Recognised capabilities

          DLJ                                                   CSFB/CSG


o Projected committed capital of                 o USD 3.7 bn committed capital
  USD 21 bn by year-end 2000

o 175 employees                                  o 157 employees
     - Sprout                                         - CSFB Private Equity
     - DLJ Investment Partners                        - Warburg Pincus Private
     - Phoenix Equity Partners                          Equity alliance

                         > Human & financial resources
                         > Market reach

--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 16

ASSET GATHERING

DLJ                                          CSG


[ISG LOGO OMITTED]            o Fit with similar strategic effort at CSFB:
                                growth in US HN W segment

[DLJ AMG LOGO OMITTED]        o Adds US private banking capabilities

[DLJ direct LOGO OMITTED]     o E-brokerage, a strategic focus for CSFB in US

[i:nautix LOGO OMITTED]       o Close fit with capabilities for CSG's European
                                Personal Finance project and similar initiatives around the world

[Pershing LOGO OMITTED]       o Provides technology and expertise for US and
                                European securities processing capabilities

                              o Distribution channels for investment products


--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 17

DEAL TERMS

o   Total purchase price:                         USD 11.5 bn / CHF 19.6 bn

o   Consideration 50% CSG stock / 50% cash

o   Offer price per DLJ share:                    USD 90.0 / CHF 153
      o Premium over average last 5 days               36%
      o Price / Earnings 2000 (IBES)                   18.2x

o   Exchange ratio for share exchange:            0.4018 CSG per DLJ share

o Option Plan: CSG to assume USD 2.2 bn (CHF 3.7 bn) of options held by DLJ employees

o Retention Plan: CSG to fund 3 year retention program of USD 1.2 bn (CHF 2.1 bn) to key DLJ employees in form of CSG stock

o "Tracking" stock of DLJdirect and two classes of DLJ preferred stock will be left outstanding


--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 18

TRANSACTION OVERVIEW

Share of
DLJ Capital    Selling Shareholders     Consideration             Value

                                                             USD bn CHF bn  %
71%            > Private placement:
                    AXA S.A. &          : 70% stock          5.7   9.7   50%
                    AXA Financial Inc.  : 30% cash           2.4   4.1   21%
                                                            ----  ----  ----
                                                             8.1  13.8   71%

29%            > Tender offer:
                 Public                 100% cash            3.4   5.7   29%
                                                            ----  ----  ----

100%                                                        11.5  19.6  100%
===                                                         ====  ====  ====
--------------------------------------------------------------------------------
o Assumption of DLJ employee options                         2.2   3.7


--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 19

TIMETABLE

o Approved/Recommended by CSG and DLJ Boards, and commitment by DLJ's controlling shareholders AXA Financial Inc. & AXA S.A.

o   Tender offer to the public minorities to commence early September

o CSG Extraordinary Shareholder Meeting to approve capital increase in late September

o   Transaction expected to close by year-end 2000


--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 20

PROFORMA FINANCIAL CONSEQUENCES (1/2)

o   Earnings impact
         o    Cash EPS (pre-goodwill): Neutral in 2001, accretive thereafter
         o Reported EPS (post-goodwill): Neutral in 2002, accretive thereafter
         o    ROE forecast to significantly exceed cost of capital
         o    Lower volatility of investment banking earnings

o   Synergies
         o Expected annual cost savings of USD 750 m to USD 1.0 bn (CHF 1.3 bn to 1.7 bn) by 2002
         o    Additional tax benefit from exercise of vested employee options
         o Modest revenue loss possible upon combination, revenue enhancing in medium term

o   Restructuring charge
         o    One-time charge of approx. USD 850 m (CHF 1.5 bn) in 2000


--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 21

PROFORM A FINANCIAL CONSEQUENCES (2/2)

                                                       USD bn         CHF bn

o   Goodwill   - Approx. goodwill at closing             7.4           12.6
               - Amortisation over 20 years

o   Balance Sheet / Capitalisation                     Actual         Expected
                                                       6/2000         12/2000
        o BIS Tier 1                                    13.1%           9.5%
        o BIS Total capital                             19.3%          14.0%

o   Strong cash flow in 2002 and beyond

         o    Objective is to minimise shares issued over time

         o    Wi11 move forward with a share repurchase program

--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 22

SUMMARY

o Compelling strategic fit

o Highly complementary franchises, compatible cultures

o Creates a more powerful global Investment Bank

o Addition of core asset gathering businesses with USD 120 bn in client assets

o Strong technology & processing capabilities

o Accretive to EPS from 2002

--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 23

2000 INTERIM RESULTS


--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 24

OVERVIEW FIRST HALF 2000 RESULTS


                                            1st half 00    1st half 99    Change

Net profit after minorities, CHF m             3,610         2,665         +35%

Total AuM, CHF bn *                            1,227         1,182          +4%

ROE Group                                      21.2%         19.4%

ROE banking                                    25.9%         24.2%

Earnings per share, CHF                        13.21          9.85         +34%

Book value per share, CHF *                    123.3         119.8          +3%


Continued strong top- and bottom-line growth and progress against strategic priorities across all BUs

                                                   * 30.06.00 and 31.12.99 resp.
--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 25

BUSINESS UNIT RESULTS OVERVIEW



Net profit after minorities                1st half 00    1st half 99    Change
                                               CHF m         CHF m          %

CSFS                                             948           704         +36%
 WGR                                             625           503         +24%
 CS                                              366           201         +82%
 PFS                                             -43             -           -

CSPB                                           1,382           859         +61%

CSFB                                           1,240         1,014         +22%

CSAM                                             129           111          16%
 CSAM cash earnings                              161           116         +39%

--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 26

GROWTH IN ASSETS UNDER MANAGEMENT

in CHF billion

CHF 45 (+3.8%)
total AuM growth

Total AuM12/99                                                                       Total AuM06/00
CSG                 CSFS      CSPB      CSAM      Private      performance           CSG
12/99                                             Equity       & structure effects   06/00
1,182                 2        12        15        0.2            16                 1,227

                    CHF 28 (+2.4%)
                    net new assets

--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 27

REVENUE


                                            1st half 00    1st half 99    Change
                                                  CHF m          CHF m         %

Net interest income                               2,331          2,817       -17
Commission and service fees                       7,535          4,983        51
Trading income                                    5,396          3,618        49
Insurance income *                                2,761          2,260        22
Other ordinar income                               -175            126         -
Total revenue                                    17,848         13,804        29

* net premiums earned - claims incurred - net commissions + net investment income
--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 28

CONSOLIDATED REVENUE COMPOSITION

in CHF m


13,804         +29%           17,848

21%                           13%       Balance sheet business

36%                           42%       Commission and service fees

26%                           30%       Trading

17%                           15%       Insurance

H1 1999                       H1 2000
--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 29

EXPENSES

                                            1st half 00    1st half 99    Change
                                                  CHF m          CHF m         %

Personnel expenses                                8,917          6,723        33
Other operating expenses                          2,798          2,410        16
Total operating expenses                         11,715          9,133        28

Depreciation, write-offs                            642            472        36
 whereof goodwill amortisation                       83             40         -
Losses, provisions                                  606            878       -31



--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 30

CONSOLIDATED INCOME STATEMENT


                                            1st half 00    1st half 99    Change
                                                  CHF m          CHF m         %

Total revenue                                    17,848         13,804        29
Total operating expenses                         11,715          9,133        28
Gross operating profit                            6,133          4,671        31
Depr., write-offs, losses, provisions             1,248          1,350        -8
Profit pre e.o. & tax                             4,885          3,321        47
e.o. items, net                                     -90             49         -
Taxes                                             1,084            647        68
Net profit                                        3,711          2,723        36
Net profit after minorities                       3,610          2,665        35



--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 31

KEY BANKING PERFORMANCE RATIOS



                       H1 1997        H1 1998        H1 1999        H1 2000

ROE                      17.2%         23.3%          24.2%          25.9%

Cost/Income Ratio        66.7%         67.1%          69.8%          69.7%


--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 32

CAPITAL ADEQUACY - CREDIT SUISSE GROUP

                                                        30.06.00        31.12.99

BIS tier 1 ratio *                   %                      13.1            13.2

BIS total capital ratio              %                      19.3            19.1

BIS tier 1 capital               CHF m                    28,275          28,261

BIS total capital                CHF m                    41,412          40,843

Risk weighted positions          CHF m                   215,078         213,298

* BIS tier 1 ratio banking only:                            9.6%            9.1%

--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 33

CREDIT SUISSE FINANCIAL SERVICES HIGHLIGHTS FIRST HALF 2000

o Financial Services division operated under following structure during first half 2000, also used as basis for reporting format:
         o Winterthur (life and non-life)
         o Credit Suisse
         o Personal Financial Services Europe

o Overall results for new division:
         o Net profit of CHF 948 m, up 36% over 1st half 1999
         o 16.9% return on invested capital
         o AuMat CHF 285 bn (+3%)

--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 34

WINTERTHUR
HIGHLIGHTS FIRST HALF 2000

o Net profit CHF 625 m (+24%), return on invested equity capital 18.7%

o Sustainable investment return of 6.2

o Non-life business
          o Premiums +15%, significant re-pricing in Spain, UK and US
          o Poor result in Italian motor as a result of government intervention

o Life business
          o Premiums -2% (annual premiums up 9%, Swiss single premium reduced in favour of profitability)
          o UK and Japan acquisitions reinforced position in life and pensions

o Products
          o B 2 C capabilities in 8 European markets and US
          o Continued major investment in Euro life e-commerce platform
          o Successful launch in July of unit-linked product family in Germany

--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 35

CREDIT SUISSE
HIGHLIGHTS FIRST HALF 2000

o Revenue up 16%, significant increases in all important income streams

o Cost/income ratio improved to 61.5% (down 4.9 percentage points)

o CHF 366 m net profit, ROE 16%

o Further improvement in credit risk portfolio, actual valuation adjustments again below statistically expected figure

o Products
         o Launched Flex Investment Account (money market geared interest)
         o Online customers up 30% in first half to 220,000
         o 300,000 visitor sessions at Yourhome, over 100 firms interested in cooperation
         o Announcement of joint finance portal with bluewin and TA-Media

--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 36

PERSONAL FINANCIAL SERVICES EUROPE HIGHLIGHTS FIRST HALF 2000

o C S Italy
         o AuM up 27% to CHF 5 bn
         o 16,100 customers

o Pan-European e-commerce development
         o  Italian finance portal launched in April
         o Launch in coming weeks of Luxembourg-based European onlineplatform offering brokerage and funds from leading providers

o youtrade
         o Ahead of expectations, break-even after 14 months of operation
         o 20,000 clients, 35% Swiss market share

o Overall CHF 56 m pre-tax loss reflecting investment programme

--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 37

CREDIT SUISSE PRIVATE BANKING HIGHLIGHTS FIRST HALF 2000

o Net profit increased by 61 % to CHF 1.4 bn

o Net margin up from 41 by to 57 bp, gross margin improved to 130 by on transaction volume

o 3.8% growth in AuM to CHF 495 bn due to healthy CHF 12 bn inflow of net new assets coupled with negative Q2 market movements

o Revenue up 42% versus cost increase of 17% due mainly to higher incentive-based compensation

o Broadened internet offering: over 730 funds in Fund Lab, introduced Estate Lab, Financial Check-Up Online, Portfolio Tracker

o Launch of new alternative investment vehicles: Absolute Europe AG and Absolute Technology AG

--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 38

CREDIT SUISSE PRIVATE BANKING
KEY GROWTH INDICATORS

Assets under Management (CHF bn)
13% CAGR

1996        1997          1998           1999           06/00

326          381           403            477            495



Revenue (CHF bn)
20% CAGR

1/2 96         H1 97          H1 98          H1 99          H1 00

  1.5           1.8            2.1            2.3            3.2



Net new assets (CHF bn)
(excl. dividends and interest)

1/2 97         H1 98          H1 99          H1 00

   5             5              9             12



                      1996        H1 97        H1 98         H1 99         H1 00

Net margin (bp)       31            40            41            41          57

Gross margin (bp)     94           105           104           107         130
--------------------------------------------------------------------------------
CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 39

CREDIT SUISSE FIRST BOSTON HIGHLIGHTS FIRST HALF 2000

o  Record 6-month results - revenue up 15%, ROE 23

o Consistent investment in building equity business and investment banking continuing to show returns

         o Equities (+74% revenue) compensating for decline in FID (down 42% in difficult markets and on reduced risk profile)

         o IBD revenue up 41%, despite continued decrease in lending business (equity capital markets +104%; M&A
            +44%)

o 23% expense growth reflects increased headcount, continued investment in customer businesses, and higher bonus compensation

o  Global ranking by market share remains in top 4 or 5 category

o  Combination with DLJ addresses market share and productivity gap

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CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 40

CREDIT SUISSE ASSET MANAGEMENT HIGHLIGHTS FIRST HALF 2000

o  Total AuM up 4.4% to CHF 443 bn

o  3 .1 % growth in discretionary AuM to CHF 334 bn

         o CHF 14.6 bn net new assets (+4.5%)

         o down CHF 4.5 bn (-1.4%) on market movements and FX

o Share of AuM in equity and balanced segment stable at 57% as negative market movements offset more new business in equities

o  10.7% growth in mutual funds (primarily Luxembourg, Swiss and Australian)

o  Expenses up on Warburg Pincus acquisition

o  Cash earnings +39% at CHF 161 m; 7.4 by cash return on AuM

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CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 41

GROWTH TRENDS

Top line CAGR of 21 % u.a. since 1996 ...                   ... with sustained growth in AU.M
Revenue (in CHF bn)                                         Net new assets (in CHF bn)

1/2 96    H1 97     H1 98     H1 99     H1 00               1/2 97    H1 98     H1 99     H1 00

8.3       10.3      12.6      13.8      17.8                 10        13        33        28


feeding through to bottom line -------------------          Continued EPS growth momentum
Return on equity                                            CAGR 33%---------------------------

1996*     H1 97     H1 98     H1 99     H1 00               1/2 96*   H1 97     H1 98     H1 99     H1 00

9.8%      15.4%     18.4%     19.4%     21.2%               4.2       6.8       9.0       9.9       13.2
                                                                 *1996 restated for exceptional items

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CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 42

PRIORITIES / OUTLOOK

o  Focus on new Credit Suisse Financial Services business area

         o Organic growth, possibly small-scale acquisitions

         o Bancassurance, e-commerce initiatives

         o Launch pan-European e-commerce platform in coming weeks

o Successfully integrate DLJ and leverage the strong franchise and the revenue generation

o  Further pursue e-commerce capability throughout Credit Suisse Group

o Build asset gathering / asset management activities - organically and where possible through acquisitions

o Continued risk, capital and expense management throughout Credit Suisse Group, complemented by value based metrics (VBA)

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CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 43

IMPORTANT EGAIJ INFORMATION

Credit Suisse Group and Donaldson, Lufkin & Jenrette, Inc. are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events or otherwise. The Safe Harbor Provisions are not applicable to the foregoing communications to the extent that they constitute tender offer materials and have not been judicially determined to be applicable to such communication to the extent that they constitute soliciting materials.

Holders of DLJ securities should read the Tender Offer Statement on Schedule TO filed by Credit Suisse Group when it becomes available, as it will contain important information about the tender offer. Investors can obtain such Tender Offer Statement on Schedule TO, and other filed documents, for free from the U.S. Securities and Exchange Commission's website http://www.sec.gov.

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CREDIT  :  GROUP                         Donaldson, Lufkin & Jenrette
SUISSE  :                                                               Slide 44